Exhibit 99.1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of to such a statement on Schedule 13G with respect to the common stock of beneficially owned by each of them. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13G.

Date: June 6, 2025

[Signature Pages Follow]

W.E. Rosenthal Interests, Ltd.

Signature:	/s/ Steven Dale Hudgins
Name/Title:	By WER GP, LLC, its General Partner, By Steven Dale Hudgins, Attorney-in-Fact
Date:	6/6/2025

WER GP, LLC

Signature:	/s/ Benjamin Aaron Rosenthal
Name/Title:	Benjamin Aaron Rosenthal, Manager
Date:	6/6/2025

W.E. Rosenthal Issue Trust

Signature:	/s/ Steven Dale Hudgins
Name/Title:	Steven Dale Hudgins, Attorney-in-Fact
Date:	6/6/2025

Suite 201 Partners, LLC

Signature:	/s/ Steven Dale Hudgins
Name/Title:	Steven Dale Hudgins, Manager
Date:	6/6/2025

William Edward Rosenthal

Signature:	/s/ Steven Dale Hudgins
Name/Title:	Steven Dale Hudgins, Attorney-in-Fact
Date:	6/6/2025

Benjamin Aaron Rosenthal

Signature:	/s/ Steven Dale Hudgins
Name/Title:	Steven Dale Hudgins, Attorney-in-Fact
Date:	6/6/2025

Steven Dale Hudgins

Signature:	/s/ Steven Dale Hudgins
Name/Title:	Steven Dale Hudgins
Date:	6/6/2025